UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  August 24, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2010, the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved (i) FairPoint Communications, Inc.’s (the “Company”) proposed consulting agreement (the “Consulting Agreement”) with David L. Hauser, the Company’s current Chairman of the Board of Directors (the “Board”) and Chief Executive Officer, and (ii) the Company’s proposed employment agreement (the “Employment Agreement”) with Paul H. Sunu.  Accordingly, effective as of August 24, 2010, Mr. Hauser has resigned as the Company’s Chairman of the Board and Chief Executive Officer and as a director and has become a consultant to the Company pursuant to the Consulting Agreement.  In addition, effective as of August 24, 2010, the Board has appointed Mr. Sunu to serve as the Company’s Chief Executive Officer and as a director and the Company and Mr. Sunu have entered into the Employment Agreement.  The Board believes that Mr. Sunu’s experience as a telecommunications executive, including his newly appointed position as the Company’s Chief Executive Officer, makes him uniquely qualified to provide the Board with insight into the Company’s business operations.   The Board has also appointed Jane E. Newman to serve as the Board’s Chairperson and Robert S. Lilien to serve as the Chairperson of the newly formed Bankruptcy Oversight Committee of the Board.  Ms. Newman and Mr. Lilien are both existing members of the Board.

Consulting Agreement

The Consulting Agreement sets forth the terms and conditions of Mr. Hauser’s retention as a consultant by the Company for a term commencing on August 24, 2010 and expiring on the earlier of March 31, 2011 or the effective date (the “Effective Date”) of the Company’s chapter 11 plan of reorganization (the “Plan”).  Pursuant to the Consulting Agreement, Mr. Hauser will receive a cash consulting fee of $3,450,000 and a one-time grant of 133,588 shares (the “Shares”) of the reorganized Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “LTIP”).  The Shares will be granted to Mr. Hauser as soon as practicable following the Effective Date.  The Shares will be fully vested on the date of grant.  In addition, pursuant to the Consulting Agreement, Mr. Hauser will be eligible to continue participating in the Company’s health insurance plan for a period of ninety days and thereafter receive a cash payment equal to the cost of COBRA medical insurance, group life insurance and long-term disability insurance coverage for an additional period of two years.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

Mr. Sunu’s Professional Background

Mr. Paul H. Sunu, age 54, has served as Chief Financial Officer of Hargray Communications Group since 2008.  Mr. Sunu previously served as Chief Financial Officer of Hawaiian Telcom from 2007 to 2008 and as Managing Director and Chief Financial Officer of Madison River Communications from 1996 to 2007.  He currently serves as a director of Integra Telecom, is a former board member of Centennial Communications.  Mr. Sunu also served as an Adjunct Professor of Business at Elon University in 2007.  He received a B.A. in public administration from the University of Illinois and a J.D. from the University of Illinois College of Law.

Employment Agreement

The Employment Agreement sets forth the terms and conditions of Mr. Sunu’s employment as Chief Executive Officer of the Company for a three-year term commencing August 24, 2010 (the “Commencement Date”).  Pursuant to the Employment Agreement, Mr. Sunu will receive an annual base salary of $750,000 and a one-time signing bonus of $500,000.  Mr. Sunu will also be eligible to participate in the Company’s annual incentive plan (the “Annual Incentive Plan”) and eligible to earn a performance-based bonus thereunder for annual performance periods beginning in calendar year 2011 (the “Annual Bonus”).  Mr. Sunu’s maximum bonus under the Annual Incentive Plan will be 150% of the base salary payable to him during the applicable performance period.

Following the Effective Date, Mr. Sunu will be granted 240,000 restricted shares (the “Restricted Shares”) of Common Stock and options (the “Options”) to purchase 250,000 shares of Common Stock. The Restricted Shares and the Options will be adjusted on the date of grant to reflect the percentage of the Company such amounts reflect as of the Commencement Date, on a fully diluted basis, and will be subject to such terms and conditions as determined by the Company, as set forth in the LTIP. Twenty-five percent of each of the Restricted Shares and the Options will be vested as of the date of grant, and the remaining Restricted Shares and Options will vest thereafter in three substantially equal vesting tranches on each of the first three anniversaries of the Effective Date, subject to Mr. Sunu’s continued employment with the Company through each such vesting date. The strike price of the Options will be set pursuant to the terms of the LTIP, but will be no less than the fair market value of the Common Stock on the date of grant, as determined by the compensation committee of the Board in good faith.

Mr. Sunu will also participate in the FairPoint Communications, Inc. 2010 Success Bonus Plan (the “Success Bonus Plan”) and may be eligible for a success bonus equal to fifty percent of his annual base salary if the Company performs at Target performance levels, as such Target is defined under the Success Bonus Plan approved by the Bankruptcy Court.

Mr. Sunu will be eligible to participate in the benefits programs generally available to the Company’s other senior executives.

Pursuant to the Employment Agreement, either party may terminate Mr. Sunu’s employment at any time, except that the Company cannot terminate Mr. Sunu without Cause (as such term is defined in the Employment Agreement) prior to the Effective Date.  In the event the Company terminates Mr. Sunu’s employment without Cause, if the Company delivers Mr. Sunu a Non-Extension Notice or if Mr. Sunu resigns his employment for Good Reason (as each such term is defined in the Employment Agreement), Mr. Sunu will receive: (i) any accrued but unpaid base salary or bonuses, any unpaid or unreimbursed expense reimbursements and any benefits to be provided under the Company’s employee benefit plans upon a termination of employment; (ii) an amount equal to the sum of (A) two times the amount of Mr. Sunu’s then-current base salary, (B) two times the amount of his Annual Bonus for the immediately preceding fiscal year (or in the event such termination occurs prior to the payment of Mr. Sunu’s Annual Bonus for 2011, if any, an amount equal to $1,500,000) and (C) the cost of continued

health and disability insurance coverage for Mr. Sunu and his covered dependents for a period of twenty-four months.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Shirley J. Linn
		Name:	Shirley J. Linn
		Title:	Executive Vice President,
General Counsel and Secretary

Date: August 25, 2010